Exhibit 3.6

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF TEE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LCI HOLDINGS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE THIRD DAY OF SEPTEMBER, A.D. 1987, AT 9 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-SEVENTE DAY OF JANUARY, A.D. 1988, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTIETH DAY OF JANUARY, A.D. 1988.

CERTIFICATE OF AMENDMENT, FILED THE ELEVENTH DAY OF DECEMBER, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE SEVENTEENTH DAY OF DECEMBER, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE FOURTH DAY OF MARCH, A.D. 2003, AT 4 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTH DAY OF MARCH, A.D. 2003, AT 4:01 O’CLOCK P.M.

		Harriet Smith Windsor,
		Harriet Smith Windsor, Secretary of State
2136806	8100H	AUTHENTICATION:	7011738

081178035		DATE:	12-09-08
You may verify this certificate online
at corp.delaware.gov/authver.shtml

CERTIFICATE OF MERGER, FILED THE FORTH OF MARCH, A.D. 2003, AT 4:02 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTH DAT OF MARCH, A.D. 2003, AT 4:03 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTH DAY OF MARCH, A.D. 2003, AT 4:04 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTH DAY OF MARCH, A.D. 2003, AT 4:05 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTH DAY OF MARCH, A.D. 2003, AT 4:06 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTH DAY OF MARCH, A.D. 2003, AT 4:07 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTH DAY OF MARCH, A.D. 2003, AT 4:08 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTH DAY OF MARCH, A.D. 2003, AT 4:09 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTH DAY OF MARCH, A.D. 2003, AT 4:10 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTH DAY OF MARCH, A.D. 2003, AT 4:11 O’CLOCK P.M.

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CERTIFICATE OF MERGER, FILED THE FOURTH DAY OF MARCH, A.D. 2003, AT 4:12 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTH DAY OF MARCH, A.D. 2003, AT 4:13 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTH DAY OF MARCH, A.D. 2003, AT 4:14 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTH DAY OF MARCH, A.D. 2003, AT 4:15 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTH DAY OF MARCH, A.D. 2003, AT 4:16 O’CLOCK P.M.

CERTIFICATE OF CORRECTION, FILED THE THIRTY-FIRST DAY OF MARCH, A.D. 2003, AT 3:30 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FIFTEENTH DAY OF JANUARY, A.D. 2004, AT 12:31 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “LCI HOLDINGS, INC.”.

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757246004

FILED
21368-06	SEP 8 1987 9 AM

CERTIFICATE OF INCORPORATION

OF

LCI HOLDINGS, INC.

1.             The name of the Corporation is LCI Holdings, Inc.

2.             The address of the registered office of the Corporation in Delaware is 229 South State Street, City of Dover, County of Kent, and the name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.

3.             The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.             The total number of shares of stock which the Corporation is authorized to issue is 200 shares of Common Stock, par value $1.00 per share.

5.             The name and mailing address of the sole Incorporator are as follows:

Name	Mailing Address

Frances LaVecchia	c/o Kramer, Levin, Nessen, Kamin & Frankel
919 Third Avenue
New York, New York 10022

6.             Except as required in the By-Laws no election of directors need be by written ballot.

7.             The Board of Directors shall have the power to make, alter, or repeal By-Laws subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors.

8.             A.            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law, is amended after this Certificate of Incorporation becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall he eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

B.            Any repeal or modification of the foregoing Section A by the stockholders of the Corporation shall not adversely affect any right or protection, of a director or the Corporation existing at the time of such repeal or modification.

Signed at New York, New York

on September 2, 1987.

Frances LaVecchia
Frances LaVecchia,
Sole Incorporator

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/11/1998
981476994 - 2136806

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION

OF

LCI HOLDINGS, INC.

It is hereby certified that:

1.             The name of the corporation (hereinafter called the “Corporation”) is

LCI HOLDINGS, INC.

2.             The certificate of incorporation of the Corporation is hereby amended by striking out Article 4 thereof and by substituting in lieu of said Article the following new Article:

4.             The total number of shares of all classes of stock which the Corporation shall have authority to issue is Four Hundred (400) shares, of which Two Hundred (200) shall be designated Preferred Stock, par value $1.00 per share (hereinafter the “Preferred Stock”), and Two Hundred (200) shall be designated Common Stock, par value $ 1.00 per share (hereinafter the “Common Stock”).

A.            PREFERRED STOCK:

Shares of Preferred Stocks may be issued from time to time, in one or more series; as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers, designations and preferences and the relative, participating, optional or other special rights of each such series, and the qualification, limitations or restrictions, thereof, if any, may differ from those of any all other series at any time outstanding; and subject to the provisions of subparagraph I of Paragraph C of this Article 4, the Board of Directions of the Corporation hereby is expressly granted authority to fix by resolution adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers, designations and preferences, the relative, participating, optional or other special rights and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

(a)           the distinctive designation of and the number of shares of preferred Stock which shall constitute such series. which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors:

(b)           the rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the payable on any other class or classes series of the same or any other class or class or classes of stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

(c)           the right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

(d)           whether or not preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

(e)           the terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series;

(f)            the restrictions, if any, on this issuance of shares of the same or any other class or classes or of any series of the same or any other class or classes of stock of the Corporation;

(g)           the rights, if any, of the holders of preferred Stock of such series upon the voluntary of involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation; and

(h)           the voting powers, if any, of the holders of such series of Preferred Stock which, without limiting the generality of the foregoing, may be equal to, more than or less than one vote per share and may include the right, voting as a series by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, or, together with any other class or classes or series of any other class or classes of stock of the Corporation, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends of any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

B.            COMMON STOCK:

I.             After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article 4), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respects to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of Paragraph A of this Article 4). and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph A of this Article 4, then and not otherwise the holders of Common Stock shall be entitled to receive such, dividends as may be declared from time to time by the Board of Directors.

II.            After distribution in full of the preferential amount, if any (fixed in accordance with the provisions of Paragraph A of this Article 4), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation dissolution or winding-up of the Corporation, the holders of the Common Stock, subject to the rights, if any, of the holders of Preferred Stock to participate therein (fixed in accordance with the provisions of Paragraph A of this Article 4), shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

III.          Except as may otherwise be required by law or by the provisions of such as resolutions as may be adopted by the Board of Directors pursuant to the provisions of paragraph A of this Article 4, each holder of Common Stock shall have one vote in respect of each share of Common Stock hold by him on all matters voted upon by the stockholders.

C.            OTHER PROVISIONS:

I.             No holder of any of the shares of any class or series of stock options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any issuance of or any increase in the authorized capital stock of the Corporation of any class or series, or bonds, debentures, certificates of indebtedness, notes or other securities convertible into or exchangeable for stock of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized shares of stock of any class or series or securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series, may be issued and disposed of pursuant to a resolution of the Board of Directors to such persons, firms, corporations or ether entities, for such consideration and upon such terms as the Board of Directors may determine.

II.            The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other of series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph A of this Article 4 and the consent, by class or series vote or otherwise of the holders of each of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the Powers Preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with the powers, preferences and rights of such outstanding series, or any of them; Provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to the provisions of Paragraph A of this Article 4 that the consent of holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for this issuance of any or all other series of Preferred Stock.

III.          Subject to the provisions of subparagraph II of this paragraph C, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine, for such consideration and upon such terms as the Board of the Directors may determine.

IV.          Shares of Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine, for such consideration and upon such terms as the Board of Directors may determine.

V.            The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

3.             The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on, December 9 ,1998

/s/ Robert S. Karp
Robert S. Karp
Vice President Corporate Affairs & General Counsel and Secretary